As filed with the Securities and Exchange Commission on January 6, 2003
                                                        Registration No. 333-
===============================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           Ballard Power Systems Inc.
             (Exact name of registrant as specified in its charter)

                                  ------------
          Canada
State or other jurisdiction of                       Not Applicable
incorporation or organization)           (I.R.S. Employer Identification No.)

                                  ------------

                              9000 Glenlyon Parkway
                            Burnaby, British Columbia
                                 Canada V5J 5J9
                    (Address of Principal Executive Offices)

                  Agreement between Ballard Power Systems Inc.
                  and Michael J. Murry dated November 30, 2002
                            (Full title of the plan)

                            Corporation Trust Company
                                  1633 Broadway
                            New York, New York 10019
                     (Name and address of agent for service)

                                 (212) 894-8940
          (Telephone number, including area code, of agent for service)

                                   Copies to:

      Noordin Nanji, Esq.                             John T. Gaffney, Esq.
  Ballard Power Systems Inc.                        Cravath, Swaine & Moore
     9000 Glenlyon Parkway                               Worldwide Plaza
  Burnaby, British Columbia                            825 Eighth Avenue
       Canada V5J 5J9                                 New York, New York
       (604) 454-0900                                     10019-7475
                                                       (212) 474-1000


                         CALCULATION OF REGISTRATION FEE
===============================================================================
                                                  Proposed
                                 Proposed         maximum
Title of         Amount          maximum          aggregate     Amount of
securities to    to be           offering price   offering      registration
be registered    registered(1)   per share(2)     price(2)      fee
-------------------------------------------------------------------------------
Common Shares.     67,869       U.S. $11.84    U.S. $803,568.96  U.S. $74.00
-------------------------------------------------------------------------------

===============================================================================


(1) This Registration Statement also covers additional Common Shares of the registrant which may become issuable under the Agreement between Ballard Power Systems Inc. and Michael J. Murry dated November 30, 2002 by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding Common Shares.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457. The proposed maximum aggregate offering price is based upon the average of the high and low prices of the Common Shares reported on the Nasdaq National Market on January 3, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information

     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.



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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents which have been filed by the registrant with the SEC are incorporated in this Registration Statement by reference:

     1. The registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2001 filed on April 15, 2002, as amended by the Form 40-F/A filed on May 16, 2002.

     2. All other reports filed by the registrant under Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 2001.

     3. The description of the registrant's Common Shares contained in the registrant's Registration Statement on Form F-10 as filed with the SEC on January 28, 2000, including any amendment or report filed for the purpose of amending such description.

     In addition, all reports and documents filed by the registrant under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the filing date of each such document.

Item 4.  Description of Securities

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Under the Canada Business Corporations Act (the "CBCA"), the registrant may indemnify a present or former director or officer of the registrant or another individual who acts or acted at the registrant's request as a director or officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative or investigative action, suit or proceeding (a "Proceeding") to which such individual is made a party by reason of such individual's association with the registrant or other entity and provided that such individual acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the registrant's request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that such individual's conduct was lawful. The indemnification may be made in connection with a derivative action only with court approval. Any of the individuals described in the first sentence of this paragraph is entitled to indemnification from the registrant as a matter of right if he or she was substantially successful on the merits and fulfilled the conditions set forth above.

     The registrant has entered into an indemnity agreement with each director, officer or employee of the registrant providing that if such director, officer or employee is or was involved in any threatened, pending or completed Proceeding by reason of the fact that such director, officer or employee is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director or officer of another entity, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official



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



capacity while serving as a director or officer, such director, officer or employee will be indemnified and held harmless by the registrant to the fullest extent authorized by and in the manner set forth in the CBCA against all expense, liability and loss reasonably incurred or suffered by such director, officer or employee in connection therewith. Under such indemnity agreements, the registrant may indemnify any of its directors, officers or employees in connection with a Proceeding (or part thereof) initiated by such director, officer or employee only if such Proceeding (or part thereof) is authorized by the board of directors of the registrant or if such Proceeding is a successful Proceeding, in whole or in part, by a director, officer or employee for claims under an indemnity agreement.

     The CBCA provides that the registrant may, subject to and in accordance with the CBCA, purchase and maintain insurance for the benefit of any of the individuals described in the first sentence of the first paragraph of this Item 6 against any liability incurred by such individual in such individual's capacity as a director or officer of the registrant or as a director or officer, or similar capacity, of another entity at the registrant's request.

     The registrant maintains a policy of directors' and officers' liability insurance. The policy insures the directors and officers of the registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy). In addition, the policy also reimburses the registrant for payments made pursuant to the registrant's indemnification of its directors and officers. The policy provides a maximum coverage in any one policy year of U.S. $20 million in annual claims (subject to a deductible of U.S. $100,000 to U.S. $200,000 per claim, payable by the registrant). The annual premium in the current fiscal year is U.S. $130,000. The premiums for the policy are not allocated between directors and officers as separate groups.

Item 7.  Exemption from Registration Claimed

     Not Applicable.

Item 8.  Exhibits

     The following exhibits are filed as part of this Registration Statement:

     Exhibit No.   Description
     -----------   -----------

        +4.1       Restated Articles of Incorporation of the registrant.

        +4.2       By-laws of the registrant.

         5.1 Opinion of Lang Michener regarding the legality of the securities being offered hereby.

        23.1       Consent of KPMG LLP.

        23.2       Consent of Lang Michener (contained in Exhibit 5.1).

        24.1 Power of Attorney (included as part of the signature pages to this Registration Statement).

---------------

+ Filed as an exhibit to Registration Statement No. 333-89414 and incorporated herein by reference thereto.

Item 9.  Undertakings

    (a)   The undersigned registrant hereby undertakes:



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


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.



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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, Province of British Columbia, Country of Canada, on the 6th day of January 2003.



                                       BALLARD POWER SYSTEMS INC.


                                       By: /s/ Noordin Nanji
                                           ------------------------------------
                                           Noordin Nanji
                                           Vice President, Corporate Strategy &
                                           Development and Corporate Secretary




                                POWER OF ATTORNEY

     Each of the registrant and each director or officer of the registrant whose individual signature appears below hereby appoints Noordin Nanji and David Smith, and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                          Title                           Date
---------                          -----                           ----

/s/ Firoz Rasul
---------------------   Chairman of the Board and Chief        January 6, 2003
Firoz Rasul                   Executive Officer


/s/ David Smith             Chief Financial Officer            January 6, 2003
---------------------
  David Smith


/s/ Charles Baillie                Director                    January 6, 2003
---------------------
  Charles Baillie



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



/s/ Stephen Bellringer             Director                    January 6, 2003
------------------------
  Stephen Bellringer


/s/ James Donlon III               Director                    January 6, 2003
------------------------
  James Donlon III


                                   Director                           N/A
------------------------
  Prof. Jurgen Hubbert


/s/ Ed Kilroy                      Director                    January 6, 2003
------------------------
  Ed Kilroy


/s/ Denise Morrison                Director                    January 6, 2003
------------------------
  Denise Morrison


                                   Director                           N/A
------------------------
  John Rintamaki


                                   Director                           N/A
------------------------
  Dr. Gerhard Schmidt


                                   Director                           N/A
--------------------------------
  Dr.-Ing. Hans-Joachim Schopf


                                   Director                           N/A
------------------------
  John Sheridan


/s/ Douglas Whitehead              Director                    January 6, 2003
------------------------
  Douglas Whitehead

                            AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States on this 6th day of January 2003.



                                       By: /s/ Noordin Nanji
                                           ------------------------------------
                                           Noordin Nanji
                                           Vice President, Corporate Strategy &
                                           Development and Corporate Secretary

                                INDEX TO EXHIBITS


Exhibit           Description
-------           -----------

 +4.1             Restated Articles of Incorporation of the registrant.

 +4.2             By-laws of the registrant.

  5.1 Opinion of Lang Michener regarding the legality of the securities being offered hereby.

 23.1             Consent of KPMG LLP.

 23.2             Consent of Lang Michener (contained in Exhibit 5.1).

 24.1 Power of Attorney (included as part of the signature pages to this Registration Statement).

---------------

+ Filed as an exhibit to Registration Statement No. 333-89414 and incorporated herein by reference thereto.